                                                               Exhibit 15.1

                            [Letterhead of KPMG Peat Marwick]





                               INDEPENDENT AUDITORS' REPORT
                               ----------------------------



The Board of Directors
Payless Cashways, Inc.:



We have reviewed the accompanying condensed consolidated balance sheet of Payless Cashways, Inc. and subsidiary as of February 26, 1994 and the related condensed consolidated statements of operations and cash flows for the thirteen week period then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accounts. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Payless Cashways, Inc. and subsidiary as of November 27, 1993 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended (not presented herein); and in our report dated January 7, 1994, we express an unqualified opinion on those consolidated financial statements. Our report referred to a change in the method of accounting for postretirement benefits other than pensions in fiscal 1992. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of November 7, 1993 is fairly presented in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                      s/KPMG Peat Marwick


Kansas City, Missouri
March 9, 1994

                            [Letterhead of KPMG Peat Marwick]



Payless Cashways, Inc.
Kansas City, Missouri


Gentlemen:

With respect to the subject registration statements on Form S-8 and Form S-3, we acknowledge our awareness of the use therein of our report dated March 9, 1994 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.



                                                      s/KPMG Peat Marwick


Kansas City, Missouri
March 14, 1994